Exhibit 4.23

Power of Attorney

Power of Attorney (I)

I, [Name of Shareholder], collectively hold [Percentage]% of the equity interests in Zhudou Investment (Beijing) Limited Co., Ltd. ("Zhudou Investment") (see Annex II for each party’s share of equity interests). In respect of the above-mentioned equity interests and subject to the laws and regulations of the PRC, we hereby authorize Qiyuan Education Technology (Tianjin) Co., Ltd. (hereinafter referred to as "WFOE") or its representative(s) designated from time to time (hereinafter referred to as the "Trustee") jointly and severally, unconditionally and irrevocably to exercise the following rights during the term of this Power of Attorney:

To the extent permitted by the laws and regulations of the PRC, the Trustee is exclusively authorized to exercise, including but not limited to, the following rights at its will on behalf of the undersigned as our agent:

(1) To propose the convening of shareholders' meeting of Zhudou Investment, attend such meetings, and sign any associated resolutions, minutes of the meeting or other legal document.

(2) To exercise any and all the rights entitled to the shareholders under the law and the Articles of Association of the Company at the shareholders' meetings of Zhidu Investment, including, but not limited to, the right to vote, the right to appoint or replace any director or executive director, the General Manager, the Financial Controller and other key personnel in office, and the right to be informed.

(3) To participate in or direct the day-to-day operation and management of Zhudou Investment, including but not limited to: a) making recommendations or requests regarding the day-to-day operation, financial management and employment of personnel, and Zhudou Investment shall execute or comply strictly with such recommendations or requests made by the Trustee; b) Zhudou Investment shall not, without prior written consent from the Trustee, engage in contracting, leasing, merger, demerger, affiliating, shareholding system reforming or other arrangement that changes the mode of operation and ownership structure, or any disposal of all or part of Zhudou Investment’s assets or interests by way of assigning, transferring, converting asset into shares or others if any.

(4) The right to dividends (including the right of receiving and refusing dividends) as a shareholder of Zhudou Investment, and the right to dispose of all or part of the equity interests held by the undersigned in Zhudou Investment by way of sale, transfer or pledge, and to obtain the distribution of the remaining property after the liquidation of Zhudou Investment.

(5) The right, in the event of liquidation or dissolution of Zhudou Investment, to form a liquidation team and to exercise the powers and functions of the liquidation team during the liquidation period in accordance with the law, including but not limited to the management and distribution of the assets of Zhudou Investment.

(6) To submit, as an agent, any document that needs to be submitted by the shareholders of Zhudou Investment to relevant governmental authority.

Power of Attorney

Without creating any restrictions on this Power of Attorney, the Trustee will have the authority to execute and perform, on our behalf and within the scope of this Power of Attorney, the equity transfer contract as agreed in the Exclusive Purchase Option Agreement to which we are a contracting party, and sign and perform, as scheduled, the Equity Pledge Agreement and the Exclusive Purchase Option Agreement to which we are a contracting party as well as any supplemental agreement to the aforementioned agreements.

During the term of this Power of Attorney, the undersigned will pass the dividends, bonuses or any assets distributed by Zhudou Investment to WFOE without compensation as soon as possible and within three (3) days from the date of receipt of such dividends, bonuses or any assets.

To the extent permitted by the laws and regulations of the PRC, this Power of Attorney is irrevocable and keeps effective for the period of time we are a shareholder of Zhudou Investment, from the date this Power of Attorney is signed, no matter whether there is any change in our proportionate interest in Zhudou Investment or what change it is. We acknowledge that the Trustee is not required to seek our prior advice and/or consent in exercising the aforementioned power of attorney.

While this Power of Attorney is in effect, we hereby waive the exercise of all rights that have been delegated to the Trustee through this Power of Attorney and that are associated with the equity investment in Zhudou Investment and related to our status as a shareholder of Zhudou Investment. We shall no longer exercise such rights by ourselves. In the event that the undersigned becomes incapacitated or restricted due to death or illness, or in the event of divorce, bankruptcy or other circumstances that may affect the undersigned’s holding of equity in Zhudou Investment, any of the undersigned’s heir, guardian or administrator shall only inherit or manage the undersigned’s rights as a shareholder of Zhudou Investment on the condition that such person undertakes to go on complying with the provisions of this Power of Attorney.

We acknowledge and accept the responsibility for any legal consequence arising from the exercise of the aforementioned power of attorney by the Trustee. We hereby acknowledge that under no circumstances shall the Trustee be held liable or make financial compensation for the exercise of the aforementioned power of attorney. We agree to indemnify and hold WFOE harmless from any and all losses suffered or likely to be suffered by WFOE as a result of the exercise of the delegated rights by the appointed Trustee, including but not limited to any losses arising from any action, recovery, arbitration, claim or administrative investigation or penalty by any third party against it.

We shall provide full assistance to the Trustee in exercising the aforementioned entrusted rights, including signing any resolution of the shareholders' meeting or other relevant legal document made by the Trustee in a timely manner when necessary (for example, in order to meet the requirements of document submission by government departments for approval, registration and filing).

If, at any time during the term of this Power of Attorney, the grant or exercise of said power of attorney cannot be effected for any reason (other than a breach by us of this Power of Attorney), the Parties shall seek an alternative promptly that is the closest in resembling

Power of Attorney

the agreement that cannot be effected and, if necessary, enter into a supplemental agreement or amend or adjust the terms of this Power of Attorney so as to ensure that the purposes of this Power of Attorney can be effected continuously.

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Power of Attorney

[No text below. Signature page of the Power of Attorney (I). ]

[Name of Shareholder]]

Date: April 30, 2022

Schedule of Material Differences

One or more persons executed Power of Attorney using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form

No.	Name of Shareholder	% of Shareholder’s Equity Interest in the VIE
1.	Yin Xiao	50%

2.	Yun Gu	50%

Power of Attorney

Power of Attorney (II)

The Company, Zhudou Investment (Beijing) Limited Co., Ltd., holds 100% of the investment interests in subsidiaries listed in Annex I (The subsidiaries shall each be referred to as a "Subsidiary" and collectively referred to as the "Subsidiaries"). In respect of the above-mentioned investment interests and subject to the laws and regulations of the PRC, the Company hereby authorizes Qiyuan Education Technology (Tianjin) Co., Ltd. (hereinafter referred to as "WFOE") or its representative(s) designated from time to time (hereinafter referred to as the "Trustee") jointly and severally, unconditionally and irrevocably to exercise the following rights during the term of this Power of Attorney:

To the extent permitted by the laws and regulations of the PRC, the Trustee is exclusively authorized to exercise, including but not limited to, the following rights at its will on behalf of the Company as the Company’s agent:

(1) To propose the convening of the Subsidiaries’ shareholders' meeting, attend such meetings or other investment decision-making body, and sign any associated resolutions, minutes of the meeting or other legal document.

(2) To exercise any and all the rights entitled to the shareholders or investors under the law and the Articles of Association of the Company or other articles of association at the shareholders' meetings or other investment decision-making meetings, including, but not limited to, the right to vote, the right to appoint or replace any director or executive director, the General Manager, the Financial Controller and other key personnel in office, and the right to be informed.

(3) To participate in or direct the day-to-day operation and management of the Subsidiaries, including but not limited to: a) making recommendations or requests regarding the day-to-day operation, financial management and employment of personnel, and the Subsidiaries shall execute or comply strictly with such recommendations or requests made by the Trustee; b) the Subsidiaries shall not, without prior written consent from the Trustee, engage in contracting, leasing, merger, demerger, affiliating, shareholding system reforming or other arrangement that changes the mode of operation and ownership structure, or any disposal of all or part of the Subsidiaries’ assets or interests by way of assigning, transferring, converting asset into shares or others if any.

(4) The right to dividends (including the right of receiving and refusing dividends) as a shareholder of the Subsidiaries, and the right to dispose of all or part of the equity interests held by the undersigned in the Subsidiaries by way of sale, transfer or pledge, and to obtain the distribution of the remaining property after the liquidation of the Subsidiaries.

(5)  The right, in the event of liquidation or dissolution of the Subsidiaries, to form a liquidation team and to exercise the powers and functions of the liquidation team during the liquidation period in accordance with the law, including but not limited to the management and distribution of the Subsidiaries’ assets.

(6) To submit, as an agent, any document that needs to be submitted by the shareholders of the Subsidiaries to relevant governmental authority.

Power of Attorney

Without creating any restrictions on this Power of Attorney, the Trustee will have the authority to execute and perform, on the Company’s behalf and within the scope of this Power of Attorney, the equity transfer contract as agreed in the Exclusive Purchase Option Agreement to which the Company is a contracting party, and sign and perform, as scheduled, the Equity Pledge Agreement and the Exclusive Purchase Option Agreement to which the Company is a contracting party as well as any supplemental agreement to the aforementioned agreements.

To the extent permitted by the laws and regulations of the PRC, this Power of Attorney is irrevocable and keeps effective for the period of time the Company is a shareholder of the Subsidiaries, from the date this Power of Attorney is signed, no matter whether there is any change in the Company’s proportionate interest in the Subsidiaries or what change it is. the Company acknowledges that the Trustee is not required to seek the Company’s prior advice and/or consent in exercising the aforementioned power of attorney.

While this Power of Attorney is in effect, the Company hereby waives the exercise of all rights that have been delegated to the Trustee through this Power of Attorney and that are associated with the investment interests in the Subsidiaries and related to the Company’s status as a shareholder or an investor of the Subsidiaries. The Company shall no longer exercise such rights by itself.

The Company acknowledges and accepts the responsibility for any legal consequence arising from the exercise of the aforementioned power of attorney by the Trustee. The Company hereby acknowledges that under no circumstances shall the Trustee be held liable or make financial compensation for the exercise of the aforementioned power of attorney. The Company agrees to indemnify and hold WFOE harmless from any and all losses suffered or likely to be suffered by WFOE as a result of the exercise of the delegated rights by the appointed Trustee, including but not limited to any losses arising from any action, recovery, arbitration, claim or administrative investigation or penalty by any third party against it.

The Company shall provide full assistance to the Trustee in exercising the aforementioned entrusted rights, including signing any resolution of the shareholders' meeting or other relevant legal document made by the Trustee in a timely manner when necessary (for example, in order to meet the requirements of document submission by government departments for approval, registration and filing).

If, at any time during the term of this Power of Attorney, the grant or exercise of said power of attorney cannot be effected for any reason (other than a breach by the Company of this Power of Attorney), the Parties shall seek an alternative promptly that is the closest in resembling the agreement that cannot be effected and, if necessary, enter into a supplemental agreement or amend or adjust the terms of this Power of Attorney so as to ensure that the purposes of this Power of Attorney can be effected continuously.

Power of Attorney

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Power of Attorney

[No text below. Signature page of the Power of Attorney (II). ]

Zhudou Investment (Beijing) Co., Ltd. (Company chop)

Authorized representative (signature): _______/s/ Yin Xiao _____________________

Date: April 30, 2022